UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 27 , 2011

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
043639825
(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California 91910
(Address of principal executive offices)

619-691-1519
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2011, First PacTrust Bancorp, Inc. (the "Company"), the holding company for Pacific Trust Bank (the "Bank"), announced that the underwriters of the Company's recently completed public offering of voting common stock partially exercised their 30-day overallotment option, resulting in the issuance of an additional 35,000 shares. Together with the 1,583,641 shares the Company issued on June 28, 2011, the Company issued a total of 1,618,641 shares of voting common stock in the underwritten public offering, at a price to the public of $15.50 per share ($14.6475 per share, net of underwriting discounts and commissions), for gross proceeds of approximately $25.1 million.

As a result of the underwriters' exercise of the overallotment option, St. Cloud Capital Partners II, L.P. and TCW Shared Opportunities Fund V, L.P., each an existing shareholder of the Company (the "Existing Investors"), purchased from the Company an aggregate of 4,583 additional shares of voting common stock. Together with the 207,360 shares issued to the Existing Investors on June 28, 2011, the Company issued a total of 211,943 shares of voting common stock to the Existing Investors in the separate registered offering made directly to them by the Company pursuant to their existing contractual rights, at a price of $14.6475 per share (the same price per share as offered to the public in the underwritten public offering, net of underwriting discounts and commissions), for gross proceeds of approximately $3.1 million.

The combined net proceeds of the offerings to the Company, after deducting underwriting discounts and commissions for the underwritten public offering and estimated expenses, are expected to be approximately $26.6 million. The Company intends to use the net proceeds from the offerings for general corporate purposes, which may include, among other things, investments at the holding company level, capital infusions to support the growth of the Bank, acquisitions or other business combinations and other business opportunities.

A copy of the press release issued by the Company announcing the partial exercise of the overallotment option is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected net proceeds of the offerings described herein and the Company's intended use of those proceeds. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company's other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits:

99.1 Press release dated July 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   July 27, 2011
By:	/s/ /s/ James P. Sheehy

Name: /s/ James P. Sheehy
Title: Executive Vice President - Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated July 27, 2011